Exhibit 99.1

[COSI LOGO]

FOR IMMEDIATE RELEASE

               Cosi, Inc. Reports Fourth Quarter and 2005 Results

DEERFIELD, Ill., March 15, 2006 -- Cosi, Inc. (Nasdaq: COSI), the premium, convenience restaurant company, today reported final results for the fourth quarter and fiscal year ended January 2, 2006, which were consistent with its previously announced performance in its year end sales release. Final 2005 results included 52 weeks, while 2004 results included 53 weeks.

For the 2005 fiscal year, results included:

      o A net loss of $13.1 million, or $(0.38) per basic and diluted common share, compared with a net loss of $18.4 million, or $(0.62) per basic and diluted common share, for 2004.

      o Excluding stock compensation expense and impairment charges, net loss for 2005 was $(0.17) per basic and diluted common share compared to $(0.47) for 2004. 2005 included impairment charges of $3.9 million related primarily to concluding the pilot program with Federated Department Stores ("Macy's") (including closing four such locations subsequent to year end) and stock compensation expense of $3.2 million. 2004 included expense and impairment charges of $1.4 million (which included charges associated with relocating the corporate office from New York to Chicago) and stock compensation expense of $3.2 million.

      o Restaurant net sales of $117.1 million, a 5.9% increase over the prior year of $110.6 million.

      o Comparable restaurant sales growth remains strong, climbing more than 6.9% for the year and marking the fourth straight year of continued market acceptance of the Cosi brand. Transaction count was up 1.4% with a 5.5% increase in average check price. The average check increase was due to a combination of pricing of 2.7% and favorable sales mix shifts of 2.8%.

      o Improvement in total cost of sales of 380 basis points compared with 2004, consisting of improvements of 120 basis points in cost of goods sold and 260 basis points in restaurant operating expense as percentages of sales.

      o Cash, cash equivalents and short term investments of $34.9 million as of January 2, 2006. Cosi invested $4.9 million of cash in the fourth quarter primarily in support of new restaurant construction.

Results for the 2005 fourth quarter included:

      o A net loss of $6.0 million, or $(0.16) per basic and diluted common share, compared with a net loss of $6.6 million, or $(0.21) per basic and diluted common share, for the 2004 quarter. The 2005 quarter included 13 weeks while the 2004 quarter included 14 weeks.

      o Excluding stock compensation expense and impairment charges, net loss for the quarter was $(0.05) per basic and diluted common share compared to $(0.17) for 2004. The 2005 period loss includes a $3.8 million impairment charge related primarily to concluding the pilot program with Macy's as described above and stock compensation expense of $0.4 million.

      o Additionally, a $1.4 million gain, or $0.04 per basic and diluted common share, on the previously-announced sale of three Boston locations to a franchise area developer.

      o Comparable restaurant sales growth of 4.1%, which marks Cosi's 17th consecutive quarter of comparable restaurant sales growth.

      o Improvement in total cost of sales of 260 basis points compared with 2004, consisting of improvements of 130 basis points in cost of goods sold and 130 basis points in restaurant operating expense as percentages of sales.

Commentary

Kevin Armstrong, Cosi's President and Chief Executive Officer, stated, "The continued marketplace success of the Cosi brand is demonstrated by our 17th consecutive quarter of comparable same store sales growth. Our guests appreciate the improved service and efficient dining experience in the new generation design, further increasing our high overall satisfaction rate. Our concept, business performance, and reputation have helped Cosi to continue to bring top caliber talent to all levels of our organization and our team's strong work and skill show in Cosi's performance.

"In addition to our focus on restaurant performance, Cosi is intensely focused on opening new restaurants and on helping our franchisees open restaurants under our growth strategy. In 2005, we made good progress, opening eight company-owned restaurants and adding franchised locations. Importantly, our organization has refined its development practices and tools based on our experience last year, and we are well on our way to achieving our 2006 development goals," Mr. Armstrong concluded.

William D. Forrest, Cosi's Executive Chairman, said, "Cosi's concept and performance are attracting quality multi-restaurant operators, and we have the team in place to address their needs. Our pipeline for franchise candidates and new locations is strong. We continue to be very enthusiastic about Cosi's appeal and potential as a national restaurant with a national footprint."

Restaurant Development Activity

Management confirms its progress in executing on its three-part strategy for growth, which consists of company-owned restaurants, franchised restaurants and strategic alliances.

During 2005, Cosi previously reported opening eight company-owned restaurants during the year. Of the three remaining restaurants originally expected to open in the fourth quarter of 2005, two have opened and construction will be completed on the third this month. When completed, it will be the 15th of the full-menu, new generation Cosi restaurants that employ the more efficient and guest-oriented design developed and introduced in 2004.

Updating the franchise leg of its growth strategy, Cosi ended 2005 with commitments from 13 franchise area developers for 150 locations. Since the beginning of 2006, Cosi has secured commitments from an additional four franchise area developers for 30 locations bringing its current commitments to 17 franchise area developers for 180 locations.

Based on Cosi's experiences with Cosi Pronto(TM) (its grab and go concept) and Macy's, the Company continues to pursue strategic alliance opportunities in establishments and venues that fit Cosi's premium convenience brand position and provide relatively steady customer flows across the week and the year.

2006 Operating and Development Guidance

Cosi affirms it expects the following for the full year 2006 operating and development results:

      o     Comparable restaurant net sales growth of between 4% and 5%;

      o     Cost of goods sold as a percentage of restaurant net sales of 23%;

      o     Restaurant operating expenses of 55% of restaurant net sales;

      o General and administrative expenses between $22.0 million and $23.0 million;

      o Earnings per share excluding stock compensation expense between $0.06 and $0.11 per share for the full year 2006;

      o     17 new company-owned locations;

      o     20 new franchised locations.

Teleconference

Management will host a teleconference and webcast on Thursday, March 16th at 8:30 a.m. EST to further discuss 2005 results. IMPORTANT: Participants are encouraged to access an accompanying slide presentation, which management will reference during the call and will be available Thursday morning at http://investors.getcosi.com.

Investors and analysts are invited to participate in the teleconference call by dialing 866-543-6403 in the U.S., or 617-213-8896 outside of the U.S., and reference participant code 50176837.

The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com.

A replay will be available following the call until March 23, 2006. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 54554696.

About Cosi

Cosi ( http://www.getcosi.com ) is the premium convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently operates 94 Company-owned and five franchise restaurants in fifteen states, including California, Connecticut, Florida, Illinois, Kentucky, Maryland, Massachusetts, Michigan, New Jersey, New York, Ohio, Pennsylvania, Virginia, Washington, Wisconsin, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Media Contact:          Investor Contact:
Adam Weiner             Bill Koziel or Brien Gately
Kekst and Company       Cosi, Inc.
(212) 521-4800          (847) 597-8800

    A copy of a slide show addressing the Company's recent financial results and Additional information is available free of charge on the Company's website at http://www.getcosi.com in the investor relations section.

                                  Tables follow

                                     - more-

                                   Cosi, Inc.
                      Consolidated Statement of Operations
                                   (unaudited)
                    (In thousands, except per share amounts)

                                                                      Three Months Ended(1)          Twelve Months Ended(2)
                                                                   ---------------------------     ---------------------------
                                                                   January 2,      January 3,      January 2,      January 3,
                                                                      2006            2005            2006            2005
                                                                   -----------     -----------     -----------     -----------
Revenues:
Restaurant net sales                                               $  28,529.6     $  28,534.8     $ 117,080.0     $ 110,630.6
Franchise fees and royalties                                              22.7              --           100.5              --
                                                                   -----------     -----------     -----------     -----------
         Total revenues                                               28,552.3        28,534.8       117,180.5       110,630.6
Cost of sales:
   Cost of goods sold                                                  6,930.0         7,317.8        28,205.3        28,012.8
   Restaurant operating expenses                                      17,075.6        17,465.8        67,768.6        66,975.7
                                                                   -----------     -----------     -----------     -----------
      Total cost of sales                                             24,005.6        24,783.6        95,973.9        94,988.5
General and administrative expenses                                    5,705.7          7403.5        21,320.4        20,624.7
Corporate office relocation expense                                         --           158.1              --         1,093.7
Stock compensation expense                                               514.7           349.9         2,944.2         2,855.3
Depreciation and amortization                                          1,941.5         1,763.4         7,425.0         6,947.8
Restaurant pre-opening expenses                                          544.4           220.3           983.5           405.4
Provision for losses on asset impairments and disposals                3,830.7           931.1         3,880.4         1,405.5
Lease termination benefit, net                                          (110.9)         (214.4)         (178.8)         (588.8)
Gain on sale of assets                                                (1,431.7)             --        (1,431.7)             --
                                                                   -----------     -----------     -----------     -----------
         Operating loss                                               (6,447.7)       (6,860.7)      (13,736.4)      (17,101.5)
Interest income                                                          375.4            73.8           802.0           158.9
Interest expense                                                          (2.7)          (24.4)          (34.1)          (62.4)
Allowance for notes receivable from stockholders                            --           206.0          (261.1)       (1,266.0)
Other income (expense)                                                    37.3            23.2           103.7          (102.5)
                                                                   -----------     -----------     -----------     -----------
Net loss                                                              (6,037.7)       (6,582.2)      (13,125.9)      (18,373.5)
                                                                   ===========     ===========     ===========     ===========

Per Share Data:
   Net loss per share, basic and diluted                           $     (0.16)    $     (0.21)    $     (0.38)    $     (0.62)
                                                                   ===========     ===========     ===========     ===========
   Weighted average shares outstanding:                             38,054,984      30,760,921      34,928,990      29,432,050
                                                                   ===========     ===========     ===========     ===========

(1.) Fiscal 2005 included 13 weeks, while 2004 included 14 weeks
(2.) Fiscal 2005 included 52 weeks, while 2004 included 53 weeks

Cost of goods sold as a % of restaurant net sales                         24.3%           25.6%           24.1%           25.3%
Restaurant operating expense as a % of restaurant net sales               59.9%           61.2%           57.9%           60.5%

As of January 2, 2006, there were 101 Cosi restaurants, broken down as follows:

                                              Company-owned   Franchised   Total
                                              -------------   ----------   -----
Restaurants at January 3, 2005                     92             0         92
New restaurants opened                              8            5(b)       13
Restaurants permanently closed                   (4)(b)           0         (4)
                                              -------------   ----------   -----
Restaurants at January 2, 2006                    96(a)          5(b)       101

      a. Two company-owned locations currently remain closed as a result of Hurricane Wilma. Reopening as yet undetermined.

      b. Three company-owned locations sold to Boston franchise area developer.